Exhibit 99.1	News Release

ERHC ERHC Energy Contracts Bell Geospace for Airborne Gravity Gradiometry (FTG) Survey of Kenya Block 11A

The survey is a significant component of geoscience studies that will guide drilling decisions

NAIROBI, KENYA, July 10, 2013 – ERHC Energy Inc. (OTCBB: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa, announced today that its wholly owned subsidiary, ERHC Energy Kenya Ltd., has contracted Bell Geospace to acquire an airborne Full Tensor Gravity Gradiometry (FTG) survey of Block 11A in northwestern Kenya. The selection of Bell Geospace follows a competitive bidding process.

The FTG survey is an airborne survey that aids significantly in the structural mapping of prospective hydrocarbon basins. Using a converted DC-3 aircraft, Bell Geospace will fly a dense grid of flight lines to measure small changes in gravity caused by changes in density of subsurface rocks. This survey method has been used successfully in Africa and contributed to recent oil discoveries in Uganda and Kenya.

“Bell Geospace has impressed us with their expertise and experience, and we are excited to be moving forward with this airborne gravity gradiometry survey, a crucial element of ERHC’s oil and gas exploration work program in Kenya,” said Dr. Peter Thuo, general manager of ERHC Energy Kenya Limited. “When combined with other existing geologic data, this FTG survey will be used to further assess the geological structure of the area, which helps us to identify potential leads and prospects.”

Subject to certain contingencies and governmental approvals, the survey is expected to be flown through this summer according to a pre-determined timeline.  The information gathered will enable ERHC to focus on the most promising areas for acquisition of 2D seismic data, which is the next step in the work program for the Kenya Block. The combined results of the FTG and seismic work will then determine the nature and location of any drilling in the Block.

Block 11A is in the vicinity of blocks operated by one of the most prolific oil and gas explorers in Africa. The proximity and in-trend relationship of the Lotikipi plain – the main surface feature of Block 11A – with those blocks as well as the Abu Gabra Rift basins of southern Sudan, which are established petroleum provinces, suggest a high prospectivity for hydrocarbons.

In addition to Kenya Block 11A, ERHC’s oil and gas exploration interests extend across the African continent, including the Republic of Chad, the São Tomé and Príncipe Exclusive Economic Zone (EEZ) and the Nigeria- São Tomé and Príncipe Joint Development Zone (JDZ).

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC Energy Kenya Limited is a wholly owned subsidiary of ERHC and oversees ERHC’s operational activities regarding Block 11A.  ERHC is committed to creating and delivering significant value for its stockholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement
This press release contains statements concerning ERHC Energy Inc.’s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future stockholders’ meetings as well as other matters that are not historical facts or information.  Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied.  A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company’s ability to exploit its commercial interests in Kenya, Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.